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                                                                     Exhibit 2.2

                  OMITTED SCHEDULES TO THE PURCHASE AGREEMENT
                        AMONG BERISFORD HOLDINGS, INC.,
                      AGRIBIOTECH, INC. AND CERTAIN OTHERS
                      ------------------------------------


Schedule No.                       Description
-----------                        -----------

1(a)                   Germain's and W-L Inventory
1(b)                   Germain's and W-L Real Property
1(d)                   Germain's and W-L Equipment and Machinery
1(e-1)                 Germain's Office Furniture and Fixtures
1(e-2)                 W-L Office Furniture and Fixtures
1(f-1)                 Germain's Automobiles, Trucks and Vehicles
1(f-2)                 W-L Automobiles, Trucks and Vehicles
1(g-1)                 Germain's Farm Equipment, Miscellaneous
                       Equipment and Hand Tools
1(g-2)                 W-L Farm Equipment, Miscellaneous Equipment
                       and Hand Tools
1(h)                   Germain's and W-L Prepaid and Other Assets
1(i-1)                 Germain's Trade Names and Trademarks
1(i-2)                 W-L Research Trade Names and Trademarks
1(k-1)                 Germain's Customer List, Germplasm,
                       Breeders Seed and Breeding Records
1(k-2)                 W-L Customer List, Germplasm,
                       Breeders Seed and Breeding Records
1(n)                   Germain's and W-L Accounts Receivable
4(g)                   Germain's and W-L Excluded Assets
5(a)                   Assumed Liabilities
7(a)                   Exceptions to Title
7(b)                   Qualifications, Licenses, etc.
7(c)                   Legal Proceedings
7(d)                   List of Intellectual Property and Licenses
7(e)                   Material Agreements Including Assigned
                       Agreements
7(f)                   Violations or Restrictions
7(g)                   Court Orders and Decrees
7(i)                   Governmental Licenses
7(j)                   Environmental Claims
7(k)                   Employee Benefit Plans
7(n)                   Exceptions to GAAP in Financial Statements
7(o)                   Undisclosed Liabilities and Conditions
7(p)                   Compliance with Laws
7(r)                   Changes Outside of Ordinary Course
7(t)                   Non-Cancelable Labor Contracts
10(d)                  Accrued compensation to be paid by Sellers - breakdown


     Registrant will furnish to the Securities and Exchange Commission a copy of any Schedule or Exhibit listed above or on the next page upon request.
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                   OMITTED EXHIBITS TO THE PURCHASE AGREEMENT
                        AMONG BERISFORD HOLDINGS, INC.,
                      AGRIBIOTECH, INC. AND CERTAIN OTHERS
                      ------------------------------------


Exhibit No.                          Description
----------                           -----------

1(A)1                   Contract Regarding Service Agreement

2(B)                    Form of Non-Competition Agreement

2(D)                    Allocation of Purchase Price

5(a)                    Assumption Instrument

7(b)                    SeedBiotics L.L.C. Operating Agreement

7(d)                    Assignment of Trademarks and PVP Certificates

7(n)                    The Sellers' Unaudited Financial Statements

12(c)                   Bill of Sale